Reaves Utility Income Fund N-2ASR

Exhibit 99.(k)(5)

CREDIT AGREEMENT

dated as of April 27, 2022

among

REAVES UTILITY INCOME FUND

STATE STREET BANK AND TRUST COMPANY and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY, as Agent

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

Exhibits:

Exhibit A -	Form of Note

Exhibit B -	Form of Borrowing Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Tax Certificates
Exhibit E	Form of Assignment

Exhibit F	Form of Commitment Increase Supplement

Schedules:

Schedule 1 -	Addresses for Notices

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of April 27, 2022 by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Lenders (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as Agent (as hereinafter defined).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01.            Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 11.17.

“Account” means the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement.

“Account Asset” means any of the following assets of the Borrower: (a) Cash and Cash Equivalents credited to an Account; (b) without duplication, short term United States treasury obligations credited to an Account; (c) an interest in an Eligible Margin Loan Security registered in the name of the Custodian and credited to an Account; and (d) an interest in a Non-Eligible Margin Loan Security registered in the name of the Custodian and credited to an Account, in each case so long as such asset is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Agent and the Lenders.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness (including, without limitation, the Obligations owing under this Agreement) on such date. Senior securities representing indebtedness shall include those Financial Contracts that are designated by the Borrower as senior securities representing indebtedness in accordance with the provisions of Rule 18f-4 under the Investment Company Act. For the purposes of calculating the Adjusted Net Assets, (y) the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability, and (ii) the fair market value of all assets pledged or otherwise segregated for the benefit of the applicable creditor to secure or cover such liability and (z) the liability in respect of any Financial Contract shall be equal to the net amount, if any, that the Borrower would be obligated to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at the same time in accordance therewith on a complete no-fault basis.

“Administrative Questionnaire” means an Administrative Questionnaire completed by a Lender and in such form as is approved by the Agent.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 7.02 (a).

“Advisers Act” means the Investment Advisers Act of 1940.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Person” has the meaning given such term in the Investment Company Act.

“Agent” means State Street in its capacity as administrative agent under any of the Loan Documents, or any other Person which has become the successor administrative agent in accordance with the terms hereof.

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 1, or such other address or account as the Agent may from time to time notify to the Borrower and the Lenders.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $650,000,000.

“Aggregate Eligible Margin Loan Securities Value” means, at any time, the aggregate Collateral Share Value of all Eligible Margin Loan Securities, other than Eligible Margin Loan Securities that have been sold or redeemed by the Borrower and remain in the Account pending settlement thereof.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, supplemented, waived or modified in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, any Law of any Governmental Authority, including, without limitation, the Investment Company Act and all other Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Margin” means 0.65% per annum.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Agent.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent and each Lender shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent and each Lender.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing Agents, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)           the sum of (i) Daily Simple SOFR plus (ii) 0.11448% (11.448 basis points) and

(b)           the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Lenders.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Borrowing Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) the continuation of Term SOFR Loans pursuant to Section 2.02, which shall be substantially in the form of Exhibit B-1 or such other form as may be approved by the Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Agent, appropriately completed and signed by an Authorized Signatory of the Borrower.

“Business Day” means any day that is not a Saturday, Sunday, a day when the New York Stock Exchange is closed or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Cash” means all cash in Dollars at any time and from time to time deposited or to be deposited in connection with a sale or redemption transaction consummated by the Borrower and permitted hereunder.

“Cash Equivalent” means any readily marketable direct obligations of the United States government or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States government having a maturity of not greater than 12 months from the date of issuance thereof and shares of any money market mutual fund if a price for the shares of such fund is publicly quoted daily.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all laws, regulations, requests, rules, guidelines, requirements or directives promulgated by the Agent for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means, any direct or indirect transfer or hypothecation of the Investment Advisory Agreement by the Investment Manager or a controlling block of the Investment Manager’s outstanding voting securities or any other “assignment” within the meaning of the Investment Advisers Act of 1940 or the Investment Company Act.

“Charter Documents” means, collectively, the Borrower’s certificate of trust, declaration of trust, by-laws and other organizational or governing documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Share Value” means, for each Eligible Margin Loan Security at any relevant time of determination, the “current market value” thereof within the meaning of Regulation U as of such time.

“Collateral Shortfall” means, at any time during any day, the aggregate principal amount of all Loans outstanding to the Borrower, together with accrued and unpaid interest thereof, is greater than the sum of (a) fifty percent (50%) of the Collateral Share Value of all Eligible Margin Loan Securities and (b) all Cash and, to the extent not included in the foregoing clause (a), Cash Equivalents of the Borrower in the Account and which constitute Account Assets.

“Commitment” means the agreement of each Lender, subject to the terms and conditions of this Agreement, to make the Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Lender, the Dollar amount set forth opposite the name of such Lender on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.04 or Section 11.06(b) hereof or increased from time to time pursuant to Section 2.19 hereof.

“Commitment Fee” has the meaning set forth in Section 2.07.

“Commitment Percentage” means, with respect to each Lender, the percentage set forth opposite the name of such Lender on Schedule 1 attached hereto as such Lender’s percentage of the Aggregate Commitment Amount.

“Confidential Material” has the meaning set forth in Section 11.14.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Covered Entity” has the meaning specified in Section 11.19(b).

“Custodian” means State Street Bank and Trust Company in its capacity as custodian for the Borrower’s assets or any successor or replacement custodian approved in writing in advance by the Agent and the Required Lenders in their sole and absolute discretion.

“Custody Agreement” means that certain Custody Agreement dated as of February 24, 2004 among the Borrower, the Custodian and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under or in respect of (i) letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, demand guarantees and similar independent undertakings and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(d)           any (i) monetary obligation of a Person under any agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or Bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) and (ii) all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in this definition or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP;

(e)           indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all obligations of such Person under Guarantees of Debt of other Persons;

(g)           all obligations of such Person in respect of judgments;

(h)          all monetary obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(i)            all net obligations of such Person under any Financial Contract; and

(j)            all obligations that are senior securities for purposes of the Investment Company Act.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Financial Contract on any date shall be deemed to be the Financial Contract Liability thereof as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States (the “Bankruptcy Code”), and all other liquidation, conservatorship, Bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i)  fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii)  pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent if made in good faith and in the absence of manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice, which shall be delivered by the Agent to the Borrower and each Lender promptly following such determination.

“Default Rate” means an interest rate equal to (a) the Overnight Rate plus (b) the Applicable Margin applicable to Overnight Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 4.01.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Margin Loan Securities” means an interest in securities so long as (a) such security is customarily sold on a recognized market or subject to widely distributed standard price quotations; and (b) such interest is credited to the Account and otherwise constitutes an Account Asset.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning set forth in Section 9.01(a) hereof.

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.01(d) hereof.

“Erroneous Payment Impacted Class” has the meaning set forth in Section 9.01(d) hereof.

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.01(d) hereof.

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 9.01(e) hereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to the Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Lender’s failure to comply with Section 3.01(f), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) any Taxes excluded from the definition of Other Taxes.

“Executive Order” has the meaning set forth in Section 5.18.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Financial Contract Liability” means, in respect of any one or more Financial Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Financial Contracts, (a) for any date on or after the date such Financial Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Financial Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Financial Contracts (which may include any Lender or any Affiliate of a Lender).

“Financial Contracts” means any and all rate swap agreements, credit derivative agreements, option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements and other similar arrangements.

“Floor” means a rate of interest equal to 0%.

“Foreign Assets Control Regulations” has the meaning set forth in Section 5.18.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Fundamental Investment Policies and Restrictions” means the Borrower’s Investment Policies and Restrictions that require shareholder authorization under Section 13(a) of the Investment Company Act to amend.

“GAAP” has the meaning set forth in Section 1.02.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central Agent or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Agent and including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic).

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any asset for which (a) there is no established public or private institutional trading market, (b) the fair market value of such asset is not readily ascertainable from recognized independent sources in the market for such assets or is not readily determinable using procedures approved by the Board of Trustees of the Borrower, or (c) are otherwise categorized as “illiquid securities” by the Borrower or the Investment Manager.

“Indebtedness” of any Person means at any date of determination, without duplication, (a) all Debt of such Person and (b) all Senior Securities issued by such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Interest Payment Date” means (a) as to any Overnight Rate Loan, the fifteenth day of the calendar month with respect to interest accrued during the immediately preceding calendar month, including, without limitation, the calendar month which includes the Borrowing Date of such Overnight Rate Loan, as the case may be; and (b) as to any Term SOFR Loan, the last day of the Interest Period for such Term SOFR Loan.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.18(d) shall be available for specification in such Borrowing Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment Advisory Agreement” means the Investment Advisory Agreement of the Borrower approved by its Board of Trustees and as in effect on the Effective Date, as the same may be amended, restated supplemented, modified, superseded or replaced from time to time in accordance with the terms of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Manager” means W.H. Reaves & Co., Inc., a Delaware corporation.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Borrower’s Prospectus (as in effect on the Effective Date) dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, in each case, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with applicable law, including without limitation, the Securities Act and the Investment Company Act, and this Agreement.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each of State Street, any other lender named on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 11.06(c) hereof, and their respective successors.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, (x) any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing and (y) the segregation of an asset or the deposit of such asset to satisfy Financial Contract Liabilities, margin or other requirements), including any agreement (other than the Loan Documents) preventing a Person from encumbering such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

“Loans” has the meaning set forth in Section 2.01 hereof.

“Margin Loan Collateral Value” means, at any time, an amount equal to (a) the Collateral Share Value of the following assets, so long as each such asset constitutes an Account Asset, multiplied by (b) the applicable advance rate for such asset set forth below:

(i)            100% of Cash;

(ii)           95% of Cash Equivalents; and

(iii)         50% of Eligible Margin Loan Securities, provided, the Collateral Share Value of any Eligible Margin Loan Security shall exclude that portion of the current discounted market value of any such asset, or aggregate assets, from any single issuer, which would otherwise exceed 10% of the aggregate Margin Loan Collateral Value, provided, for the avoidance of doubt, in no event shall any Illiquid Asset be included in the calculation of the Margin Loan Collateral Value.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, liabilities (actual or contingent), condition (financial or otherwise), assets or properties of the Borrower; or (b) a material adverse effect on the (i) ability of the Borrower to perform its obligations under this Agreement, (ii) rights and remedies of the Agent or any Lender under this Agreement or under any of the other Loan Documents, or (iii) validity or enforceability of this Agreement or any of the other Loan Documents.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)           the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Law, including the Investment Company Act,

(b)           the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere (including its Investment Policies and Restrictions),

(c)           the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Governmental Authority, and

(d)           the maximum amount of Indebtedness the Borrower would be permitted to incur without violating the provisions of Section 7.10(a) hereof; in each case, as in effect at the time of determination.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Eligible Margin Loan Securities” means any asset of the Borrower (other than Cash and Cash Equivalents) which is not an Eligible Margin Loan Security, provided, such assets shall otherwise constitute an Account Asset.

“Note(s)” means the promissory notes substantially in the form of Exhibit A attached hereto, evidencing the obligation of the Borrower to repay the Loans made to them, and “Note” means any one of such promissory notes issued hereunder.

“Obligations” means all advances to and indebtedness, debts, covenants, obligations, duties and liabilities of the Borrower to any of the Lenders or the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect (including those acquired by assumption), absolute or contingent, matured or unmatured, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents, any Financial Contract, any cash management arrangement or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof (including, without limitation, Erroneous Payment Subrogation Rights).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).

“Outstanding Amount” means, with respect to Loans on any date of determination, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans occurring on such date.

“Overnight Bank Funding Rate” shall mean, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, and (b) 0%.

“Overnight SOFR Rate” means, for any day, a rate per annum equal to the highest of (a) the Overnight Bank Funding Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day and (c) Term SOFR for a one-month tenor in effect on such day. Any change in the Overnight SOFR Rate due to a change in the Overnight Bank Funding Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Overnight Bank Funding Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

“Overnight Rate Loans” means a Loan that bears interest based on the Overnight SOFR Rate.

“Overnight Rate SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Participant” has the meaning set forth in Section 11.06(d) hereof.

“Participant Register” has the meaning set forth in Section 11.06(d) hereof.

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Recipient” has the meaning set forth in Section 9.01(a) hereof.

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Permitted Lien” means any Lien permitted by Section 7.02(a), (b) or (c), provided, that with respect to the Lien permitted by Section 7.02(c), such Lien shall only be a Permitted Lien to the extent such Lien does not secure any Senior Securities Representing Indebtedness.

“Permitted Tax Distributions” means distributions by the Borrower to its equityholders with respect to any taxable year (or calendar year, as relevant) to: (a) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (b) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (i) its investment company taxable income pursuant to Section 852(b)(1) of the Code and (ii) its net capital gain pursuant to Section 852(b)(3) of the Code, and (c) reduce to zero the Borrower’s liability for federal excise taxes for any calendar year imposed pursuant to Section 4982 of the Code, in each case calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Procedures” means the procedures and methods for determining the net asset value of the Borrower as approved by the Borrower’s board of trustees.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Governmental Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means the Borrower’s prospectus dated November 22, 2021, and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date, and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“Recipient” means the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Reducing Lender” has the meaning set forth in Section 2.04(c) hereof.

“Reduction Amount” has the meaning set forth in Section 2.04(c) hereof.

“Reduction Date” has the meaning set forth in Section 2.04(c) hereof.

“Reduction Notice” has the meaning set forth in Section 2.04(c) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Representative” has the meaning set forth in Section 11.14.

“Requested Reduction Amount” has the meaning set forth in Section 2.04(c) hereof.

“Required Lenders” means, at any time, Lenders holding at least fifty one percent (51%) of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, Lenders having at least fifty one percent (51%) of the Aggregate Commitment Amount then in effect; provided, however, that for purposes of determining Required Lenders, the Commitment Amount or Loans, as the case may be, of each Defaulting Lender shall be disregarded for so long as such Lender remains a Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) the declaration of any distribution or dividends (whether in cash, securities or other property) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of, any Equity Interests in the Borrower (including, without limitation, any shares of capital stock or other beneficial interests in the Borrower, including all common and preferred shares, whether now or hereafter outstanding), either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) without duplication, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement acquisition, cancellation or termination of any shares of capital stock or any option, warrant or other right to acquire any such Equity Interests.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretive releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations.

“Security Agreement” means the Security Agreement dated as of the date hereof by and between the Borrower and the Agent, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

“Security Documents” means the Security Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Termination Date” has the meaning set forth in Section 2.04(b) hereof.

“State Street” means State Street Bank and Trust Company.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Substitute Lender” has the meaning set forth in Section 2.04(d)(i).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Lender” has the meaning set forth in Section 2.08(b) hereof.

“Termination Date” means the Specified Termination Date on which the Commitments of those Lenders still remaining in effect at such time are terminated in full pursuant to Section 2.04 hereof (without replacement pursuant to Section 2.04 hereof) such that the aggregate Commitment Amount has been reduced to zero, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Termination Notice” has the meaning set forth in Section 2.04(b).

“Term SOFR” means,

(a)           for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)           for any calculation with respect to an Overnight Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Overnight Rate SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Overnight Rate SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Overnight Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Overnight Rate”.

“Threshold Amount” means, as of any date of determination, the lesser of (a) $1,000,000 and (b) one percent (1%) of the Borrowers Adjusted Net Assets.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with GAAP would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) any asset constituting physical commodities, (c) securities owned by the Borrower which have been declared by any authorized holder thereof to be in default (and such default has not been rescinded or cancelled) or determined to be worthless pursuant to any policy of such Borrower’s board of trustees or other managing body and (d) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with GAAP would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Total Outstandings” means the aggregate outstanding principal amount of all Loans.

“Type” means as to any Loan, its nature as an Overnight Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Agent of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment

“United States” and “U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01 (f)(ii)(B)(3).

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Withholding Agent” means the Borrower and the Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.              Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“GAAP”), applied on a basis consistent (except for changes agreed to by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Lenders hereunder. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any other Loan Document, and either the Borrower or the Agent or any Lender shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.03.               Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)          Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04.              Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05.              Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Overnight Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Overnight Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Overnight Rate, the Term SOFR Reference Rate, Term SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Overnight Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06.              Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07.               Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

THE CREDIT

SECTION 2.01.               Commitments to Lend.

Subject to the terms and conditions set forth herein, each Lender severally agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a), such sums in Dollars as are requested by the Borrower, the proceeds of which will solely be used for the purposes set forth in Section 6.08(a) hereof (each, a “Loan” and collectively, the “Loans”), up to a maximum aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment Amount; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitment Amount, (ii) the aggregate principal amount at such time of Loans owing to any Lender shall not exceed such Lender’s Commitment Amount, (iii) the aggregate amount of the Borrower’s Senior Securities Representing Indebtedness (after giving effect to all amounts requested to be borrowed by the Borrower) shall not exceed at any time the Maximum Amount; and (iv) the Total Outstandings (after giving effect to all amounts requested under this Section 2.01) shall not exceed at any time the lesser of (x) Margin Loan Collateral Value and (y) the Aggregate Commitment Amount and, provided, further, that no Collateral Shortfall exists either before or after giving effect to all amounts requested under this Section 2.01. Each Borrowing under this Section shall be made from the several Lenders pro rata in accordance with each Lender’s Commitment Percentage. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01 (provided, however, that Loans of any Terminating Lender prepaid prior to such Lender’s Specified Termination Date may be reborrowed prior to the earlier of (x) such Lender’s Specified Termination Date and (y) the Termination Date).

SECTION 2.02.              Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by (A) telephone or (B) a Borrowing Notice. Each such Borrowing Notice must be received by the Agent not later than 12:00 p.m. (Boston Time) (or telephonic notice not later than 12:00 p.m. (Boston Time) (or such later time as is agreed to by the Agent) confirmed in writing through a Borrowing Notice delivered to the Agent not later than 1:00 p.m. (Boston Time) (i) two (2) U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans, and (ii) on the requested date (which must be a Business Day) of any Borrowing of any Overnight Rate Loan. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to an Overnight Rate Loan shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (which in all cases shall be one month unless otherwise agreed to by the Agent and the Lenders). If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Overnight Rate Loans. Any automatic conversion to Overnight Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Borrowing Notice, the Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Overnight Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Agent in immediately available funds at the Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Loan, Section 4.01), the Agent shall make all funds so received available to the Borrower in like funds as received by the Agent either by (i) crediting the account of the Borrower on the books of State Street with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Borrower.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Loan and (ii) unless repaid as provided herein, each Term SOFR Loan shall automatically be converted to an Overnight Rate Loan at the end of the Interest Period therefor.

(d)           The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Loans.

SECTION 2.03.              Optional Prepayments. (a) The Borrower may, upon notice from the Borrower to the Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, subject to the requirements of this Section 2.03.

(b)           Each such notice pursuant to this Section 2.03 shall be in the form of a written prepayment notice, appropriately completed and signed by an Authorized Signatory of the Borrower, or may be given by telephone to the Agent (if promptly confirmed by such a written prepayment notice consistent with such telephonic notice) and must be received by the Agent (i)  in the case of prepayment of a Term SOFR Loan, not later than 11:00 a.m. (Boston time) three U.S. Government Securities Business Days before the date of prepayment or (ii) in the case of prepayment of an Overnight Rate Loan, not later than 11:00 a.m. (Boston time) one Business Day before the date of prepayment. Each prepayment notice shall specify (x) the prepayment date and (y) the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the applicable Lenders of the contents thereof. Each prepayment notice shall be irrevocable.

(c)           Any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Overnight Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued and unpaid interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentages.

SECTION 2.04.              Termination or Reduction of Commitments. (a) During the Revolving Credit Period, the Borrower may, upon at least three (3) Business Days’ prior written notice to the Agent, (i) terminate the Commitments in full at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of at least $5,000,000 or integral multiples of $1,000,000 in excess thereof, whereupon the Commitment Amounts of each of the Lenders shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice, or, as the case may be, each Lender’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.04(a), the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued. Each notice delivered by the Borrower pursuant to this Section 2.04(a) shall be irrevocable. No reduction in the Commitment Amounts or termination of the Commitments made in accordance with this Section 2.04(a) may be reinstated.

(b)           Each Lender’s Commitment shall permanently reduce to $0 and each Lender’s Commitment shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein, each Lender shall have the right at any time from and after April 27, 2023 to elect to terminate its Commitment in full upon no less than 360 days’ prior written notice to the Borrower and the Agent thereof (such notice being hereinafter referred to as a “Termination Notice”; any Lender so delivering a Termination Notice in accordance with the provisions of this Section 2.04(b) shall hereinafter be referred to as a “Terminating Lender”). For the avoidance of doubt, the dates described above relate to the actual termination of a Commitment, and not the first date on which a Lender may deliver a Termination Notice. The Commitment of such Terminating Lender shall automatically terminate in full, and the Commitment of such Lender shall permanently reduce to $0, on the date (with respect to such Lender, its “Specified Termination Date”) which is the earlier of (x) the 360th day after the date of such Termination Notice and (y) a date selected by the Borrower by written notice to the Agent and agreed to by the Agent. In accordance with Section 2.05 hereof, the Borrower promises to pay each Terminating Lender on the earlier of (x) such Lender’s Specified Termination Date or (y) the Termination Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Terminating Lender on such date, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder (including, without limitation, the commitment fee owing to such Terminating Lender) and owing to such Terminating Lender as of such date. No payment made in accordance with this Section 2.04(b) shall be subject to or be deemed to be in violation of Section 2.11, provided, to the extent there is more than one Terminating Lender requiring repayment on the same date, such payments shall be applied pro rata to all such Terminating Lenders.

(c)           Each Lender shall have the right at any time from and after April 27, 2023 to elect to reduce its Commitment in part upon no less than 360 days’ prior written notice to the Borrower and the Agent thereof specifying the amount of such reduction (the “Requested Reduction Amount”; such a notice being hereinafter referred to as a “Reduction Notice”; any Lender so delivering such a Reduction Notice shall hereinafter be referred to as a “Reducing Lender”). For the avoidance of doubt, the dates described above relate to the actual reduction of a Commitment, and not the first date on which a Lender may deliver a Reduction Notice. The Commitment of such Reducing Lender shall automatically reduce on the date (the “Reduction Date”) which is the earlier of (x) the 360th day from the date of such Reduction Notice and (y) a date selected by the Borrower by written notice to the Agent and agreed to by the Agent by an amount (a “Reduction Amount”) equal to the greater of (i) the Requested Reduction Amount and (ii) an amount selected by the Borrower in the written notice to the Agent; it being understood that (I) the Borrower shall have the right to permanently reduce or terminate such Reducing Lender’s Commitment Amount in full or in part at any time after delivery of the Reduction Notice and prior to the Reduction Date and (II) nothing in this Section 2.04(c) shall limit the Borrower’s right to reduce the aggregate Commitment Amount or terminate the Commitments pursuant to and in accordance with the terms of Section 2.04(a) hereof. The Borrower promises to pay to each Reducing Lender on the applicable Reduction Date, and there shall become absolutely due and payable on each such date, the portion of the aggregate principal amount of all Loans outstanding to such Reducing Lender, together with any and all accrued and unpaid interest thereon, which exceeds such Reducing Lender’s new Commitment (immediately after giving effect to the reduction by the Reduction Amount on such date); provided that if the Borrower elects to reduce the Commitment Amount of a Reducing Lender to $0 by terminating such Reducing Lender’s Commitment in full, the Borrower promises to pay to such Reducing Lender on the applicable Reduction Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Reducing Lender, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder and owing to such Reducing Lender as of such date. No payment made in accordance with this Section 2.04(c) shall be subject to or be deemed to be in violation of Section 2.11, provided, to the extent there is more than one Terminating Lender requiring repayment on the same date, such payments shall be applied pro rata to all such Terminating Lenders.

(d)          (i) To the extent any Lender delivers a Termination Notice pursuant to Section 2.04(b) hereof or a Reduction Notice pursuant to Section 2.04(c) hereof, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, upon prior written notice to the Agent, such Terminating Lender or Reducing Lender, as applicable, request that one or more Eligible Assignees (each, a “Joining Lender”) and/or existing Lenders (each such existing Lender or Joining Lender, a “Substitute Lender”) assume all or any portion of the Commitment of such Terminating Lender or Reducing Lender, as applicable. Each Terminating Lender or Reducing Lender agrees that, should it be identified for replacement prior to its Specified Termination Date or Reduction Date, as applicable, pursuant to this Section 2.04(d)(i), it will promptly execute and deliver all documents and instruments reasonably required by the Borrower and/or the Agent to assign the relevant portion such Terminating Lender’s or Reducing Lender’s Loans and Commitment to the applicable Substitute Lender on the applicable Specified Termination Date or Reduction Date, as applicable. The parties hereto hereby acknowledge and agree that no existing Lender shall be obligated to assume any portion of the Commitment of a Terminating Lender or Reducing Lender hereunder, and any election to do so shall be in the sole and absolute discretion of such Lender.

(ii)   In the event that any Terminating Lender was not replaced pursuant to Section 2.04(d)(i) hereof prior to its Specified Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Agent, request that one or more Substitute Lenders (x) in the case of Joining Lenders, join this Agreement as Lenders with Commitments and/or (y) in the case of existing Lenders, increase their existing Commitment Amount, in an aggregate Commitment Amount of up to the applicable Commitment Amount of such Terminating Lender immediately prior to the applicable Specified Termination Date. In the event that Commitments of any Reducing Lender equal to the applicable Reduced Amounts were not replaced with Commitments of Substitute Lenders pursuant to Section 2.04(d)(i) hereof prior to the applicable Reduction Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Agent, request that one or more Substitute Lenders (x) in the case of Joining Lenders, join this Agreement as Lenders with Commitments and/or (y) in the case of existing Lenders, increase their existing Commitment Amount, in an aggregate Commitment of up to the applicable Reduction Amounts. Each Joining Lender shall be required to execute and deliver to the Agent such joinder documents as the Agent shall reasonably require. The parties hereto hereby acknowledge and agree that no existing Lender shall be obligated to assume any portion of the Commitment Amount of a Terminating Lender or Reducing Lender hereunder, and any election to do so shall be in the sole and absolute discretion of such Lender.

SECTION 2.05.              Mandatory Payments. (a) Each Loan owing to any Lender shall mature, and the principal amount thereof shall be due and payable to such Lender, on the earliest to occur of (i) such Lender’s Specified Termination Date and (ii) the Termination Date. The Borrower promises to pay on such date, and there shall become absolutely due and payable on such date, all of the Loans outstanding to such Lender on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)          If at any time the Total Outstandings exceeds the Aggregate Commitment Amount, the Borrower shall immediately repay such principal amount of one or more Loans (together with accrued and unpaid interest thereon) as may be necessary to eliminate such excess.

(c)           If at any time the Total Outstandings exceeds any amounts permitted by clauses (a) – (c) of the definition of Maximum Amount or the limitation contained in Section 7.10(b) hereof, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued and unpaid interest thereon) as may be necessary to eliminate such excess.

(d)           If at any time a Collateral Shortfall exists, the Borrower shall within one (1) Business Day (or such shorter period of time as would be required in order to comply with the Investment Company Act), prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 2.13) so that after such prepayment no Collateral Shortfall exists.

SECTION 2.06.              Interest. (a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin; and (ii) each Overnight Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight Rate plus the Applicable Margin.

(b)           (i) If an Event of Default has occurred and is continuing pursuant to Section 8.01(a) arising from the failure of the Borrower to pay any amounts (including principal, interest, fees and other amounts) payable by the Borrower under any Loan Document when due under such Loan Document, whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any Event of Default arising under Section 8.01(g) or (h) has occurred, the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          While any other Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), upon the request of the Required Lenders, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           Interest on Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraphs (b) and (c) of this Section 2.06 shall be payable from time to time on demand.

(e)           In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.07.              Fees. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage, a commitment fee (a “Commitment Fee”) in Dollars equal to (i) for the period from the Effective Date through and including June 27, 2022 (the “Initial Period”), 0.00% times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings; (ii) from and after the Initial Period, for each day during which the Total Outstandings equals at least 80% of the Aggregate Commitments, 0.00% times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings, and (iii) from and after the Initial Period, for each day during which the Total Outstandings equal less than 80% of the Aggregate Commitments, 0.15% times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings, subject, in each case, to adjustment as provided in Section 2.12. The commitment fee shall accrue at all times during the Revolving Credit Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears for the period ending on the last day of the immediately preceding calendar quarter on the fifteenth day of each April, July, October and January, commencing with the first such date to occur after the Effective Date, and on the last day of the Revolving Credit Period. The commitment fee shall be calculated quarterly in arrears.

SECTION 2.08.              Computation of Interest and Fees; Rate Reset. (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)          Notwithstanding anything to the contrary contained herein, the Borrower agrees that at any time after the one year anniversary of the Effective Date, the Agent and the Lenders may send the Borrower a notice that the Lenders have elected to effect a change in the Commitment Fee, a change in the interest rates being charged on the Loans hereunder, or both (such notice, a “Rate Reset Notice” and any changes to the Commitment Fee and/or the interest rates provided for in such notice, the “Rate Resets”). All applicable Rate Resets provided for in such Rate Reset Notice shall automatically and without further action become effective, and this Agreement shall be deemed to be amended to reflect such changes, on the 120th day after the date of such Rate Reset Notice. The parties agree that the Agent and the Lenders shall only be permitted to send one Rate Reset Notice within any 360 day period of time

SECTION 2.09.              Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

SECTION 2.10.              Payments Generally; Agent’s Clawback. (a) All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. To the extent the Borrower’s Custodian is State Street, then, during such time, the Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment of any amounts under this Agreement or the other Loan Documents, and without any further notice to or consent of the Borrower, to debit any account of the Borrower with the Agent, the Custodian or State Street and apply amounts so debited toward the payment of any such amounts due and owing hereunder or under the other Loan Documents. Notwithstanding such authorization and direction, the Borrower further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account and shall have no liability whatsoever to such Borrower for any failure to do so and (ii) the Borrower shall fully retain the obligation hereunder and under the other Loan Documents to make all payments hereunder and thereunder when due. The Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Overnight Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Overnight Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Overnight Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(ii)           Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Overnight Rate.

A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            If any Lender makes available to the Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(e)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.11.              Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued and unpaid interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued and unpaid interest on their respective Loans and other amounts owing them, provided that:

(x)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(y)          the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.12.              Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (z) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitment Amounts hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)             Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.13.              Compensation for Losses. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof

SECTION 2.14.               Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C)  Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii)          impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15.       Inability to Determine Rates. Subject to Section 2.18, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:

(a)           the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or

(b)           the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Overnight Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Overnight Rate Loans in the amount specified therein and (ii)   any outstanding affected Term SOFR Loans will be deemed to have been converted into Overnight Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.18, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Overnight Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Overnight Rate” until the Agent revokes such determination.

SECTION 2.16.              Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Overnight Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Overnight Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Overnight Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Loans to Overnight Rate Loans (the interest rate on which Overnight Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Overnight Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

SECTION 2.17.              Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 3.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13, Section 2.14 or Section 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 11.06;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.

SECTION 2.18.               Benchmark Replacement Setting.

(a)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Boston time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)           Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.18.

(d)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Overnight Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Overnight Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Overnight Rate.

SECTION 2.19.              Commitment Increase. The Borrower may at any time and from time to time, but not more frequently than once in any calendar quarter (unless otherwise agreed to by the Agent in its sole and absolute discretion) at the Borrower’s sole cost, expense and effort, request any one or more of the Lenders (other than a Delinquent Lender), an Affiliate of a Lender (other than a Delinquent Lender) or any other Person satisfactory to the Agent (each such Person, a “New Lender”) to increase its Commitment Amount or to provide a new Commitment, as the case may be (the decision to be within the sole and absolute discretion of such Lender or Affiliate), by submitting a written request to the Agent in the form of Exhibit F attached hereto (each a “Commitment Increase Supplement”), duly executed by the Borrower, and each such Lender, Affiliate or New Lender, as the case may be. The submission of each Commitment Increase Supplement shall be deemed to be a certification to the effect that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct on and as of the date of such submission (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). If such Commitment Increase Supplement is in all respects satisfactory to the Agent, the Agent shall execute such Commitment Increase Supplement and deliver a copy thereof to the Borrower and each Lender, Affiliate or New Lender, as the case may be. Upon execution and delivery of such Commitment Increase Supplement by the Agent (i) in the case of each such Lender, such Lender’s Commitment Amount shall be increased to the amount set forth in such Commitment Increase Supplement and (ii) in the case of each such Affiliate or New Lender, such Affiliate or New Lender shall thereupon be a party hereto and shall for all purposes of the Loan Documents be deemed a “Lender” having a Commitment in the Commitment Amount set forth in such Commitment Increase Supplement; provided, that:

(a)           immediately after giving effect thereto, the Aggregate Commitment Amount would not exceed $1,000,000,000;

(b)           each increase of the Aggregate Commitment Amount pursuant to this Section 2.19 shall be in an amount not less than $10,000,000 and in an integral multiple of $1,000,000, in each case or such lower amount as approved by the Agent in its sole discretion;

(c)           if Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (1) each such Lender, each such Affiliate or New Lender and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit E attached hereto, pursuant to which each such other Lender shall have assigned to each such Lender, Affiliate or New Lender, as the case may be, a portion of its Loans to the Borrower necessary to reflect proportionately the Commitment Percentages, and (2) in connection with such assignment, each such Lender and each such Affiliate or New Lender shall pay to the Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Loans pursuant to this Section 2.19; and

(d)          immediately after giving effect thereto, the Agent shall revise Schedule I hereto to reflect such increase and any deemed master assignment and acceptance agreement and circulate such revised Schedule I to the Lenders and the Borrower, which revised Schedule I shall be deemed to be a part hereof and shall be incorporated by reference herein.

ARTICLE III.

TAXES

SECTION 3.01.        Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification By Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this clause (d).

(e)           Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)            Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          Any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)              executed copies of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)              to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)          Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h)           Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IV.

CONDITIONS

SECTION 4.01.              Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in writing by the Agent and the Lenders in accordance with Section 11.01:

(a)           receipt by the Agent and each Lender of counterparts hereof and each other Loan Document signed by each of the parties hereto and thereto;

(b)           receipt by each Lender, if requested by such Lender, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.09;

(c)           receipt by the Agent of a duly executed and completed Perfection Certificate for the Borrower;

(d)           receipt by the Agent of copies of the results of current Uniform Commercial Code (“UCC”) lien searches in the jurisdiction in which the Borrower is organized, such results to be in form and substance reasonably satisfactory to the Agent and the Lenders;

(e)           receipt by the Agent of the legal opinion of Dechert LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(f)            receipt by the Agent of a certificate manually signed by an officer of the Borrower to the effect set forth in clauses (b) (if the Borrower is submitting a Borrowing Notice on the Effective Date), (c) (provided if the Borrower is not submitting a Borrowing Notice on the Effective Date, references to borrowings shall not be required) and (d) of Section 4.02, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Agent;

(g)           receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) Charter Documents, with all amendments thereto, (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the current Prospectus as then in effect, (iv) the investment advisory agreement between the Borrower and the Investment Manager as then in effect, and (v) the Custody Agreement then in effect;

(h)           receipt by the Agent of a manually signed certificate from the principal financial officer, treasurer or controller of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date (i) certifying and attaching copies of the Borrower’s statement of assets and liabilities referred to in Section 5.08(a), and (ii) certifying as to the Adjusted Net Assets, in each case as of the close of business on the Business Day immediately preceding the Effective Date;

(i)            receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(j)            receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board (including, without limitation, a Form FR U-1) and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(k)           receipt by the Agent of payment of the fees contemplated by Section 2.07(b) and all other reasonable fees and expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder.

SECTION 4.02.            All Borrowings. The obligation of the Lenders to make a Loan on any Borrowing Date is subject to this Agreement having become effective in accordance with Section 4.01 and, in addition, the satisfaction of the following conditions:

(a)           receipt by the Agent of a Borrowing Notice as required by Section 2.02;

(b)          the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (x) the Aggregate Commitment Amount as in effect on such date and (y) the Margin Loan Collateral Value as of such date; (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount; (iii) no Collateral Shortfall would exist, and (iv) will not cause the Borrower to violate the covenant contained in Section 7.10 hereof (with the Borrower providing the Agent and the Lenders evidence of compliance with clauses (i) - (iv) of this paragraph (b) prior to any borrowing);

(c)           the fact that, immediately before and after such borrowing, no Default or Event of Default shall have occurred and be continuing;

(d)          the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(e)           the fact that the Effective Date shall have occurred; and

(f)            no change shall have occurred in any law or regulation thereunder or interpretation thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 4.03.         Security. To secure the payment and performance in full of all of its Obligations, the Borrower shall grant to the Agent a security interest in the Collateral pursuant to the terms of the Security Documents.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender on and as of the Effective Date and on each Borrowing Date that:

SECTION 5.01.         Existence and Power; Investment Company. (a) The Borrower is a statutory trust organized under the laws of the State of Delaware. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all statutory trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Obligations, requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower is a diversified closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of stock of the Borrower (i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act, to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made. The Investment Manager is registered as an investment adviser under the Advisers Act and is the Borrower’s investment manager.

SECTION 5.02.         Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within the Borrower’s statutory trust powers, and have been duly authorized by all requisite statutory trust action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 5.03.         Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under, any of the Charter Documents; (b)  conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by the Borrower or of any Contractual Obligation or any other agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound (other than pursuant to the terms of the Loan Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; (c)  violate any Applicable Law; or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 5.04.         Governmental Authorizations; Private Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, (b) the grant by the Borrower of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof subject to Liens permitted by Section 7.02 which, pursuant to the terms of Section 7.02, are entitled to priority) or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents.

SECTION 5.05.         Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X (provided, to the extent the Borrower has executed and delivered to each Lender a Federal Reserve Form F.R. U-1 as required to be executed and delivered hereunder, such representation is made by the Borrower assuming each Lender has retained such form in its files). The proceeds of the Loans will be used by the Borrower solely for the purpose described in Section 6.08 hereof. Such use of proceeds are permitted under all Applicable Laws and by the Borrower’s Prospectus and its Charter Documents.

SECTION 5.06.         Non-Affiliation with Lenders. So far as appears on the records of the Borrower or, to the actual knowledge of the Borrower, neither any Lender nor any Affiliate of a Lender is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Lender or any Affiliate of any Lender.

SECTION 5.07.         Subsidiaries. The Borrower has no Subsidiaries.

SECTION 5.08.         Financial Information. (a) Each financial statement delivered by the Borrower to the Lenders in accordance with Section 6.01, present fairly, in all material respects, in conformity with GAAP, the financial position of the Borrower as of such date.

(b)           Since (i) the Effective Date, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and (ii) the date of the most recently received financial statements delivered to the Lenders pursuant to Section 6.01, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred.

(c)            Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Lenders under the terms of this Agreement fairly present all material contingent liabilities in accordance with GAAP.

SECTION 5.09.         Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower before any court or arbitrator or any Governmental Authority which (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 5.10.          ERISA. (a) The Borrower is not a member of an ERISA Group or has liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b)           The Borrower is an investment company registered under the Investment Company Act and none of the assets of the Borrower is subject to Title I of ERISA.

SECTION 5.11.         Taxes. The Borrower has elected to be treated and, taking into account the 30-day cure period set forth in Section 851(d)(1) of the Code, qualifies as a “regulated investment company” within the meaning of the Code. The Borrower has timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by it, except for any taxes or assessments (a) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP consistently applied or (b) non- payment of which could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.

SECTION 5.12.         Compliance. (a) The Borrower is in compliance in all material respects with the Investment Company Act, the Securities Act and all other Applicable Laws, all applicable ordinances, degrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Governmental Authority, except in such instances in which (x) such restriction is being contested in good faith by appropriate proceedings diligently conducted and (y) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the violation thereof could reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with its Investment Policies and Restrictions and the terms of its Prospectus. The Borrower’s Prospectus contains a description of the Borrower’s Pricing Procedures and the Borrower is adhering to such Pricing Procedures.

(b)          No Default or Event of Default has occurred and is continuing.

(c)           The Borrower is not subject to any Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Governmental Authority limiting its ability to incur indebtedness.

SECTION 5.13.          Fiscal Year. The Borrower has a fiscal year which is twelve calendar months ending on October 31 of each year.

SECTION 5.14.         Full Disclosure. The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All information heretofore furnished by the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect; provided, that, with respect to any projected financial information, the Borrower represents only that such information, when taken as a whole, was prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time prepared (it being recognized by the Agent and the Lenders that such projected financial information is not to be viewed as fact and is subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurances can be given that any particular projected results will be realized, that actual results may differ from projected results and that such differences may be material). The Borrower has disclosed to the Agent and the Lenders in writing all facts which, to the best of the Borrower’s knowledge after due inquiry, may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 5.15.         Offering Document. The information set forth in the Prospectus and each report to shareholders of the Borrower, taken together, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect under the circumstances in which such information is provided.

SECTION 5.16.        Debt. The Debt arising under this Agreement and the Notes ranks at least pari passu in all respects with all of the Borrower’s other obligations (actual or contingent) other than those obligations which are entitled to priority under applicable law.

SECTION 5.17.         Account. All assets of the Borrower are held in or credited to the Account, other than cash and cash equivalents held at clearinghouses in the ordinary course of business and cash and cash equivalent collaterally pledged to a creditor to secure Financial Contracts to the extent permitted by Section 7.02. The Borrower has good and marketable title to all of its assets and other property.

SECTION 5.18.         OFAC. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a)  Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 5.19.         Perfection of Security Interests. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent’s security interest in the Collateral. The Collateral and the Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any Lien, except for Permitted Liens.

SECTION 5.20.        OFAC and Anti-Corruption Representation. Neither the Borrower, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrower has conducted its businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. The Borrower has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti- corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.21.         No Default. The Borrower is not in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing hereunder. No Default or Event of Default has occurred or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 5.22.         Affected Financial Institution. Neither the Borrower nor the Investment Manager is an Affected Financial Institution.

SECTION 5.23.          Beneficial Ownership Certification. The Borrower is excluded from the definition of “legal entity customer” (as defined in the Beneficial Ownership Regulations) pursuant to 31 C.F.R. § 1010.230(e)(2)(iv).

SECTION 5.24.          Covered Entity. The Borrower is not a Covered Entity.

SECTION 5.25.          Investment Manager and Custodian. The investment adviser of the Borrower is the Investment Manager. The custodian of all of the Borrower's assets is the Custodian.

ARTICLE VI.

AFFIRMATIVE COVENANTS

The Borrower agrees that, so long as any Lender has any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent expense reimbursement obligations and indemnification obligations for which no claims have been made), the Borrower shall:

SECTION 6.01.          Information. The Borrower will deliver to the Agent and each Lender:

(a)              as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a statement of portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the SEC or any successor or analogous Governmental Authority and acceptable to Deloitte & Touche LLP or any other independent certified public accountants of recognized standing;

(b)              as soon as available and in any event within 90 days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by an Authorized Signatory;

(c)              as soon as available and in any event not later than the fifth Business Day after the end of each calendar quarter and also not later than the second Business Day of each calendar month when any Loan is outstanding to the Borrower, a compliance report (including, without limitation, a detailed calculation of the Borrower's Adjusted Net Assets, compliance with the covenant set forth in Section 7.10 hereof and a certification that no Default or Event of Default has occurred);

(d)              as soon as available and in any event not later than the fifth Business Day after the end of each calendar quarter, a valuation report concerning the assets of the Borrower as of the end of the immediately preceding fiscal quarter received from the Custodian;

(e)              simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and the compliance report and valuation report referred to in clauses (c) and (d) above, a certificate of an Authorized Signatory reasonably acceptable to the Agent stating to the effect that no Default or Event of Default exists on the date of such certificate or, if any Default or Event of Default then exists, stating that a Default or Event of Default exists and specifying such Default or Event of Default, its period of existence and the action which the Borrower is taking or proposes to take with respect thereto;

(f)               promptly (and in any event within one (1) Business Day) after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(g)              promptly after the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower's registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature, provided that any such report, information or document that the Borrower files with the SEC through the SEC's EDGAR database shall be deemed delivered to the Agent and the Lenders for purposes of this Section 5.01(g) at the time of such filing through the EDGAR database and the Borrower providing the Agent and the Lenders with notice that such filing has been made;

(h)              promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 5.09, notice and a description thereof and copies of any filed complaint relating thereto;

(i)               immediately upon becoming aware thereof, written notice of any setoff, claims, withholdings or defenses to which any of the Collateral, or the Agent's or any Lender's rights with respect to the Collateral, are subject; and

(j)               from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, as the Agent or any Lender may reasonably request.

SECTION 6.02.         Payment of Obligations. Duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, or before they become delinquent, all of its obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and as to which the Borrower has established appropriate reserves, in accordance with GAAP.

SECTION 6.03.         Maintenance of Insurance. Maintain (a) fidelity bonds in accordance with Section 17(g) of the Investment Company Act and Rule 17g-1 promulgated thereunder and (b) customary directors and officers and errors and omissions policies of insurance, in each case with financially sound and reputable insurance companies, against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act as are customary in the case of similarly situated registered management investment companies and will furnish to the Agent, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 6.04.         Conduct of Business and Maintenance of Existence. (a) Continue to engage in business of the same general type as now conducted by it as described in its Prospectus and the Investment Policies and Restrictions in effect on the Effective Date.

(b)             The Borrower will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a diversified closed-end management company under the Investment Company Act.

(c)              The Borrower will not amend, restate, terminate, supplement or otherwise modify any of the Charter Documents without the Agent's and the Required Lenders' prior written consent, unless, in the case of an amendment, supplement or modification, such amendment, supplement or modification is ministerial in nature and could reasonably be expected to be materially adverse the Agent or any Lender. The Borrower will promptly provide copies to the Agent and each Lender of all amendments, supplements, terminations and other modifications of the Charter Documents prior to the effective date of any such amendment, restatement, supplement or other modification. The Borrower will comply in all material respects with the Pricing Procedures, and the Borrower will comply with the Charter Documents.

(d)             The Borrower will at all times place and maintain its assets in the custody of the Custodian in the Account, other than Cash and Cash Equivalents held at clearinghouses in the ordinary course of business and Cash and Cash Equivalent collaterally pledged to a creditor to secure Financial Contracts to the extent permitted by Section 7.02.

SECTION 6.05.          Compliance with Laws. Comply in all in all material respects with the Investment Company Act, the Securities Act and all other Applicable Laws, all applicable ordinances, degrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Governmental Authority, except in such instances in which (x) such restriction is being contested in good faith by appropriate proceedings diligently conducted and (y) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations.

SECTION 6.06.          Inspection of Property, Books and Records. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act. The Borrower will permit the Agent or any Lender, at the Borrower's expense, to inspect the books and any of its properties or assets at such reasonable times during normal business hours as the Agent or such Lender may from time to time request upon two (2) Business Days' prior notice to the Borrower, provided, that the Agent and each Lender may undertake such an inspection no more than once per calendar year if no Event of Default has occurred, and provided, further, notwithstanding anything to the contrary contained in this Section 6.06, that during the existence of an Event of Default the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, as often as the Agent may elect, and without advance notice.

SECTION 6.07.          Regulated Investment Company. Taking into account the 30-day cure period set forth in Section 851(d)(1) of the Code, maintain its status as a “regulated investment company” under the Code at all times and make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Code.

SECTION 6.08.         Use of Proceeds. Use the proceeds of each Loan made under this Agreement solely to purchase Eligible Margin Loan Securities or prepay existing Debt incurred in connection with carrying such Eligible Margin Loan Securities, and not in contravention of any Law or of any Loan Document.

SECTION 6.09.          Custodian. At all times have the Custodian be the Borrower's custodian.

SECTION 6.10.         Compliance with Prospectus. At all times comply (a) with its Investment Policies and Restrictions which are considered “fundamental” and any Investment Policies and Restrictions which may not be changed without the approval of the shareholders of the Borrower (collectively, the “Fundamental Policies”) and (b) in all material respects with the Investment Policies and Restrictions which are not Fundamental Policies and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 6.11.          Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

SECTION 6.12.          Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents to the extent the same does not violate Applicable Law or the Borrower's Charter Documents.

ARTICLE VII.

NEGATIVE COVENANTS

The Borrower agrees that, so long as any Lender has any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent expense reimbursement obligations and indemnification obligations for which no claims have been made), the Borrower shall not:

SECTION 7.01.          Debt. Create, assume or suffer to exist any Indebtedness other than:

(a)              Debt arising under this Agreement, the Notes and the other Loan Documents;

(b)             Debt in favor of the Custodian pursuant to the Custody Agreement consisting of extensions of credit from the Custodian in the ordinary course of business in connection with the settlement of securities transactions;

(c)              Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower's business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower's Investment Policies and Restrictions;

(d)              Debt in respect of judgments and awards that would not constitute an Event of Default under Section 8.01(i) hereof; and

(e)              Debt under Financial Contracts which is not otherwise prohibited by Applicable Law, is in the ordinary course of business, is incurred in connection with the Borrower's investment activities as described in the current Prospectus (including its statement of additional information) and Registration Statement under the Investment Company Act, is reflected properly in the calculation of the Adjusted Net Assets and is entered into solely for hedging (and not speculative or leverage) purposes, provided, that notwithstanding the foregoing, the aggregate amount of Debt under Financial Contracts consisting of reverse repurchase agreements does not at any time exceed, in the aggregate, five percent (5%) of the Borrower's Adjusted Net Assets.

SECTION 7.02.          Liens. Create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent created by or pursuant to any of the Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate provisions on its books and records, provided, such Liens shall not be permitted upon the commencement of proceedings to foreclose any Lien that may have attached as security for any such taxes, assessments or other governmental charges or levies, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations permitted pursuant to Section 7.01(b), (d) Liens created, incurred, assumed or suffered to exist, or the segregation of assets, in connection with the Borrower's investment activities as described in the current Prospectus (including the statement of additional information) or Registration Statement under the Investment Company Act, which Liens secure Indebtedness permitted under Section 7.01(e) hereof so long as the aggregate value of all assets subject to any such Liens and segregation does not at any time exceed five percent (5%) of the Borrower's Adjusted Net Assets; and (e) Liens related to tax and judgments that would not constitute an Event of Default under Section 8.01(i) hereof.

SECTION 7.03.         Consolidations, Mergers and Sales of Assets. Consolidate, dissolve, liquidate or merge with or into any other Person or sell, lease or otherwise transfer or otherwise Dispose of, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions and including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom, the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 7.04.         Use of Proceeds. Use the proceeds of any Loan made under this Agreement for any purpose other than as set forth in Section 6.08. In addition, the Borrower shall not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X (collectively, the “Margin Regulations”).

SECTION 7.05.         Change to Charter Documents and to Fundamental Policies. Amend, restate, terminate, supplement or otherwise modify any of the Charter Documents in any material respect unless in the case of any amendment, restatement, supplement or other modification, such amendment, restatement, supplement or modification is not (or could not reasonably be expected to be) adverse to the Agent or any Lender, without the prior written consent of the Agent and Lenders. The Borrower will promptly provide copies to the Agent and each Lender of all amendments, supplements, terminations and other modifications of any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement or other modification. The Borrower will not permit any of the Fundamental Policies to be changed from those in effect on the Effective Date without the prior written consent of the Agent and the Lenders.

SECTION 7.06.         Non-Affiliation with Agents. At any time become an Affiliated Person of any Lender or any Affiliate of any Lender, and the Borrower will use its commercially reasonable efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Lender or any Affiliate of any Lender known to the Borrower.

SECTION 7.07.          No Subsidiary. At any time have any Subsidiaries.

SECTION 7.08.          ERISA. Become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 7.09.          Fiscal Year. Change its fiscal year from that set forth in Section 4.13 hereof.

SECTION 7.10.          Asset Coverage; Leverage Limitation. (a) Immediately after giving effect to any Loan, permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets; (b) at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 38% of Adjusted Net Assets; (c) at any time permit the aggregate outstanding principal amount of the Loans to exceed the lesser of (i) the Aggregate Commitment Amount and (ii) the Margin Loan Collateral Value; or (d) at any time permit the aggregate amount of Indebtedness to exceed the Maximum Amount.

SECTION 7.11.          Withdrawals from Account. (a) permit any Collateral Shortfall to exist beyond the time provided for in this Agreement, and (b) withdraw or otherwise transfer any Collateral from the Account if a Default, Event of Default or Collateral Shortfall shall have occurred and be continuing, or would result immediately following such withdrawal or transfer.

SECTION 7.12.          Negative Pledge Clause. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (other than assets pledged as permitted by Section 7.02(e)), whether now owned or hereafter acquired, other than (i) this Agreement or the other Loan Documents or (ii) except as may occur in the ordinary course of the Borrower's business and which is not otherwise prohibited by any Applicable Law.

SECTION 7.13.          Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to declare or make, directly or indirectly, any Restricted Payment, in each case which would be outside of the ordinary course of business. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to declare or make, directly or indirectly, any Restricted Payment during such time as an Event of Default shall exist and be continuing or would exist as a result of making such Restricted Payment. Nothing herein shall be deemed to prohibit at any time the payment of Permitted Tax Distributions by the Borrower to its equityholders.

SECTION 7.14.          Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Agent, or otherwise) of Sanctions.

SECTION 7.15.          Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

ARTICLE VIII.

DEFAULTS

SECTION 8.01.          Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)              the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any principal of any Loan (ii) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within three (3) days of the due date therefor, or (iii) any amount necessary to cure the Collateral Shortfall in the time period provided for in this Agreement; or

(b)              the Borrower shall fail to observe or perform any covenant contained in Sections 6.01 – 6.02, Sections 6.04 -6.11 and Article VII hereof; or

(c)              the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) and (b) above) and such failure shall continue unremedied for a period of thirty (30) days; or

(d)              any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)              the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due or within any applicable grace period; or

(f)               any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower in an aggregate principal amount in excess of the Threshold Amount or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or, in the case of a Financial Contract, enables the non-defaulting party to terminate such Financial Contract; or

(g)              the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)              an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal Bankruptcy laws as now or hereafter in effect; or

(i)               a judgment or order for the payment of money in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)               without the prior written consent of the Agent and the Required Lenders, (i) any notice is provided under the Investment Advisory Agreement or any other contract by which the Investment Manager is retained by the Borrower as its investment adviser of the termination or replacement, as applicable, of the Investment Manager as the Borrower's investment adviser (whether such termination or replacement, as applicable, is pursuant to or by reason of the operation of the Investment Company Act, the Borrower's trustees or shareholders or any action taken by the SEC, and including any notice of a termination or replacement which will be effective at some future date); (ii) the Investment Advisory Agreement shall terminate or no longer be in full force and effect; (iii) the Investment Manager shall cease to be the investment adviser to the Borrower unless the successor thereto is a Person consented to in writing by the Agent; (iv) the Investment Manager voluntarily agrees that the notice period for a termination of the Investment Advisory Agreement or other contract by which such Investment Manager is retained by the Borrower shall be less than sixty (60) days from the date of such notice; or (v) the occurrence of a Change of Control; or

(k)              State Street Bank and Trust Company (or any Affiliate thereof) or any successor or replacement custodian approved in writing in advance by the Agent in its sole and absolute discretion shall cease to be the Custodian of the Borrower; or

(l)               the shares of the Borrower's common stock have been suspended from trading on the New York Stock Exchange for more than two (2) consecutive days upon which trading in such shares generally occurs on such exchange, or such shares are delisted; or

(m)             any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert publicly or in writing or shall disavow publicly or in writing any of its obligations thereunder; or

(n)              the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral, free and clear of all Adverse Claims other than Liens permitted by Section 7.02; or

(o)              the Borrower shall change (i) any of its Fundamental Policies without the consent of the Agent; or (ii) in any material respects any of its other Investment Policies and Procedures (other than Fundamental Policies covered in clause (i)) without the consent of the Agent.

SECTION 8.02.         Remedies. (a) If any Event of Default occurs and is continuing, the Agent shall (i) if requested by Lenders constituting Required Lenders by notice to the Borrower terminate the Commitments to the Borrower, and they shall thereupon terminate, and (ii) if requested by Lenders constituting Required Lenders by notice to the Borrower declare the Loans (together with accrued and unpaid interest thereon) to be, and the Loans (together with accrued and unpaid interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Agent or any Lender. No remedy herein conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 8.01 hereof, each Lender, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, for the enforcement of any covenant or agreement contained in this Agreement or any of the other Loan Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. After the exercise of remedies provided for herein (or after the Loans have automatically become immediately due and payable as set forth in in this Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Agent as instructed by the Required Lenders.

(b)           Notwithstanding anything to the contrary contained herein or in the Security Agreement, and without in any manner limiting the rights of the Agent or any Lender hereunder or under any other Loan Document, the parties hereto hereby agree that if at any time an Event of Default has occurred and is continuing under the Agreement as a result of the Borrower's failure to comply with the covenant contained in Section 7.10 or Section 7.11(a) hereof and, to the extent in connection with such failure, the Borrower's aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness exceed 50% or more of its Adjusted Net Assets (in the case of Section 7.10) or the Collateral Shortfall is not cured within the time period provided in this Agreement (in the case of Section 7.11(a)) (each such event being hereinafter referred to as the “Special Asset Coverage Default”), then, so long as the Special Asset Coverage Default still exists, any Lender may at any time while such Special Asset Coverage Default exists require that the Lender take remedial action under the Loan Documents in the form of foreclosing on or otherwise disposing of the Collateral so that after giving effect thereto the Borrower is in compliance with the covenant contained in Section 7.10 or Section 7.11(a), as applicable, of the Agreement (and any proceeds received therefrom shall be applied in the manner set forth in the Agreement). To the extent any Lender wishes to exercise its rights hereunder, such Lender shall provide the Agent with written notification that such Bank is electing to exercise its rights under this Section 8.02. In addition, notwithstanding anything to the contrary contained herein or in the Security Agreement, and without in any manner limiting the rights of the Agent or any Lender hereunder or under any other Loan Document, the parties hereto hereby agree that if at any time an Event of Default has occurred and is continuing under the Agreement, the Agent may, for itself or the benefit of each Lender with respect to its Commitment Percentage of the Collateral, take any remedial action under the Loan Documents in the form of foreclosing on or otherwise disposing of the Collateral.

SECTION 8.03.         Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, any proceeds from Collateral securing the Loans shall be applied as follows:

(i)           First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(ii)          Second, to all other Obligations consisting of principal, interest, fees and expenses in such order or preference as the Required Lenders may determine; provided, however, that distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders (including, without limitation, the Loans), such as interest, principal, fees and expenses, among the Lender pro rata based on outstanding amounts owing;

(iii)         Third, any other Obligations, and then upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts ; and

(iv)         Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

ARTICLE IX.

ERRONEOUS PAYMENTS

SECTION 9.01.          Erroneous Payments. (a) If the Agent (x) notifies a Lender, Swingline Lender, or any Person who has received funds on behalf of a Lender or Swingline Lender (any such Lender, Swingline Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Swingline Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 9.01 and held in trust for the benefit of the Agent, and such Lender or Swingline Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.01(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 9.01(b) shall not have any effect on a Payment Recipient's obligations pursuant to Section 9.01(a) or on whether or not an Erroneous Payment has been made.

(c)           Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d)           (i)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent's notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)           Subject to Section 11.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e)           The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Swingline Lender, to the rights and interests of such Lender or Swingline Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the applicable Borrower's Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 9.01 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of such Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)           Each party's obligations, agreements and waivers under this Section 9.01 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X.

THE AGENT

SECTION 10.01.       Appointment and Authorization. (a) Each of the Lenders hereby irrevocably appoints State Street Bank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as the collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 10.02.       Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.03.       Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent and its Related Parties:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)          shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower that is communicated to, obtained or in the possession of, the Agent or any of its Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein;

(d)          shall not be liable for any action taken or not taken by the Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Agent by the Borrower or a Lender; and

(e)          shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 10.04.       Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.05.       Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.06.       Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders and the Borrower, provided, State Street shall not resign as the Agent if it is the only Lender hereunder. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be an Agent with an office in the United States, or an Affiliate of any such Agent with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above, provided that in no event shall any such successor Agent be a Defaulting Lender and, if such Person so appointed accepts such appointment, such Person shall become the successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lender under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 3.01(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 10.07.        Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.08.        Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other jurisdiction proceeding relative to the Borrower, the Agent (irrespective of whether the principal of any Loan shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect to the Loans and all other Obligations are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.07 and 11.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.09.        Collateral Matters. Without limiting the provisions of Section 9.08, the Lenders irrevocably authorize and direct the Agent

(a)           to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitment Amount and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders; and

(b)           to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02);

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release or subordinate its interest in particular types or items of property.

The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Agent be responsible or liable to the Borrowers for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.10.       Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving Agent collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01.       Amendments and Waivers. Subject to Section 2.12(c), no amendment or waiver of any provision of this Agreement or any of the other Loan Documents and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)            waive any condition set forth in Section 4.01 or, in the case of the initial Loan, Section 4.02, without the written consent of each Lender;

(ii)           extend or increase the Commitment Amount of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(iii)          postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iv)          reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(v)           change Section 8.03 or any provision of this Agreement in a manner that would alter the pro rata sharing of payments required by this Agreement without the prior written consent of each Lender;

(vi)          change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(vii)         release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. No delay or omission on the part of any Lender in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 11.02.        Notices; Electronic Communications. (a) Except as provided in subsection (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b)           Notices made by the Borrower consisting of requests for Loans or notices of repayments hereunder or items referred to in Sections 6.01(a), (b) and (c) hereof may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the Agent, unless the Agent, in its discretion, previously notifies the Borrower otherwise, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. In furtherance of the foregoing, each Lender hereby agrees to notify the Agent in writing, on or before the date such Lender becomes a party to this Agreement, of such Lender's e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender). The Agent may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Agent, any Lender, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Lender shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)           Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the intended recipient, and (ii) if agreed to pursuant to paragraph (b) above, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)           Each of the Borrower and the Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03.       No Waivers. No failure by any Lender or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 11.04.      Expenses; Indemnity; Damage Waiver. (a) The Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable and documented fees and out-of-pocket disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof or any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any amendment or termination hereof and (ii) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and the Lenders, including reasonable and documented fees and disbursements of counsel, in connection with such Default or Event of Default and collection, Bankruptcy, insolvency and other enforcement proceedings resulting therefrom, provided that unless a conflict of interest among the Agent and/or any of the Lenders has occurred or is reasonably likely to exist, the reimbursement of legal fees and expenses under this clause (ii) shall be limited to the reasonable and documented fees and out-of-pocket expenses of one outside counsel for the Agent and the Lenders together, plus one local counsel in each relevant jurisdiction. In the event of a conflict of interest, the reimbursement of legal fees and expenses under this clause (ii) shall also include the reasonable and documented fees and out-of-pocket expenses of outside counsel necessary or deemed advisable to avoid any such conflicts.

(b)                      The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and out-of-pocket disbursements of counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (2) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (3) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the Agent), and provided, further, that unless a conflict of interest among any of the Indemnitees has occurred or is reasonably likely to exist, the reimbursement of legal fees and expenses under this paragraph (b) shall be limited to the reasonable and documented fees and out-of-pocket expenses of one outside counsel for all the applicable Indemnitees together, plus one local counsel in each relevant jurisdiction. In the event of a conflict of interest, the reimbursement of legal fees and expenses under this paragraph (b) shall also include the reasonable and documented fees and out-of-pocket expenses of outside counsel necessary or deemed advisable to avoid any such conflicts. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the total outstanding amount of the Loans outstanding at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10.

(d)           To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the bad faith, willful misconduct or gross negligence of such Indemnitee or its Related Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)           All payments due under this Section shall be payable not later than thirty (30) Business Days after demand therefor.

(f)            The agreements of this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Agent, the replacement of any Lender, the termination of the Aggregate Commitment Amount and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 11.05.       Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 11.06.       Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b) and (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment Amount and/or the Loans at the time owing to it that equal at least the amount specified in clause (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B)             in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment Amount (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; and

(B)             the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of such Lender with respect to such Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)          No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower's Affiliates or Subsidiaries as applicable, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)         Subject to acceptance and recording thereof by the Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 9.03 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06

(c)           The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent's Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 3.01 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 2,17 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 3.01, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Agent; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.07.       Set Off. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, and their respective Affiliates under this Section 11.07 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.08.       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an executed counterpart of this Agreement.

SECTION 11.09.       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 11.10.       Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.11.        Replacement of Lenders. If any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 and 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued and unpaid interest and fees) or the Borrower (in the case of all other amounts); and

(c)           such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.11 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 11.12.       Governing Law; Submission to Jurisdiction; Choice of Forum. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YOUR COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 11.13.      WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.        The Borrower (a) certifies that no representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that the Agent or such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and each Lender has been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 11.14.       Confidentiality. (a) The Agent agrees that any information, documentation or materials provided by the Borrower or the Borrower's Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that the Agent uses to protect its own similar material.

(b)      Such Confidential Information may be disclosed to Representatives of the Agent who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of the Agent or its Affiliates with the Borrower (it being understood that Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Material and instructed to keep such Confidential Material confidential) but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Agent may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for the Agent in connection with this Agreement or any of the other Loan Documents, (iv) Agent examiners, auditors and accountants, or (v) any assignee or Participant (or prospective assignee or Participant) as long as such assignee or Participant (or prospective assignee or Participant) first agrees to be bound by the provisions of this Section 11.14.

SECTION 11.15.        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent and the Lenders are arm's-length commercial transactions between the Borrower, on the one hand, and the Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent and the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.16.       Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

SECTION 11.17.       USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

SECTION 11.18.       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution;

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(A)          a reduction in full or in part or cancellation of any such liability;

(B)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)           the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 11.19.        Acknowledgement Regarding any Supported QFCs. The parties acknowledge and agree that the Loans and the Loan Documents related thereto shall constitute a QFC. As such, to the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”) or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC and any Loan Document QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC (other than a Loan Document QFC) or any QFC Credit Support.

(b)          As used in this Section 11.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered Agent” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

SECTION 11.20.       Bankruptcy Code Acknowledgement. The Borrower and the Lenders acknowledge and agree that the Loans are intended to constitute “margin loans” and the Loan Documents collectively are intended to constitute a “securities contract” as each such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or thereunder contemplated hereby or thereby or made, required to be made or contemplated in connection herewith or therewith with respect to a Loan is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations with respect to the Loans under or in connection with the Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Loan Documents collectively with respect to Loans constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REAVES UTILITY INCOME FUND

By:	/s/ Jennell Panella
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Lender

By:	/s/ Karen Gallagher
Title:	Managing Director

[Credit Agreement]

Lenders	Commitment Amount	Commitment Percentage

State Street Bank and Trust Company	$650,000,000	100%

Lending Offices: 1 Lincoln Street Boston, MA 02111 Attn: Karen Gallagher, Managing Director Tel: (617) 662-8626

email ais-loanops-csu@statestreet.com

TOTAL:	$650,000,000	100%

Borrower:

Reaves Utility Income Fund

10 Exchange Place, 18th Floor

Jersey City, NJ 07302

Attention: David M. Pass, Vice President

and Chief Operating Officer

EXHIBIT A

FORM OF NOTE

U.S. $[___________]	April 27, 2022

FOR VALUE RECEIVED, REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), hereby promises to pay to [INSERT NAME OF BANK] (the “Lender”) or its registered assigns at the head office of State Street Bank and Trust Company at 1 Lincoln Street, Boston, Massachusetts 02111, in its capacity as Agent (as defined in the Credit Agreement referred to below):

(a)          prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT COMMITMENT AMOUNT] (U.S. $_________) or, if less, the aggregate unpaid principal amount of Loans advanced by the Lender to the Borrower pursuant to the Credit Agreement, dated as of April 27, 2022 (as amended and in effect from time to time, the “Credit Agreement”) among the Borrower, the Lender, the Agent and the other parties thereto;

(b)          the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c)          interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

2

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable, subject to the terms of the Loan Documents.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YOUR COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

3

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO HEREIN. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

4

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name by its duly authorized officer as of the day and year first above written.

REAVES UTILITY INCOME FUND

By:
Title:

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

1

EXHIBIT B-1

FORM OF BORROWING NOTICE

TO:	State Street Bank and Trust Company 1 Lincoln Street, M/S SFC 0310, 02111)

Boston, Massachusetts 02111

Attention: Loan Servicing Unit

Tel: 617-662-8577 or 617-662-8588

Fax: 617-988-6677

Email: ais-loanops-csu@statestreet.com

This Borrowing Notice is being delivered pursuant to Section 2.02 of the Credit Agreement, dated as of April 27, 2022 (as amended and in effect from time to time, the “Credit Agreement”), among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”); the lending institutions party thereto (the “Lenders”) and STATE STREET BANK AND TRUST COMPANY, in its capacity as agent for the Lenders (the “Agent”). Capitalized terms used herein shall have the meanings described to them in the Credit Agreement.

The Borrower requests that a Loan [be made][be converted from _________to ________][be continued as a Term SOFR Loan] by the Lenders to the Borrower on this date as follows:

Date of proposed [Borrowing][conversion][continuation] [must be a Business Day]: ____________

Principal amount of Loans to be [borrowed][converted][continued]: _________

Type of Loan to [be borrowed] [to which existing Loans are to be converted] [Overnight Rate Loan/Term SOFR Loan]: ____________________________

The length of the initial Interest Period: one month [unless otherwise agreed to by the Agent and the Lenders] [only if Term SOFR Loan]

[After giving effect to the transactions contemplated by this Borrowing Notice on the date hereof, the aggregate outstanding principal amount of the Loans (i) will not exceed the Aggregate Commitment Amount as in effect on such date; (ii) will not exceed the Margin Loan Collateral Value as in effect on such date; (iii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount; and (iv) will not cause the Borrower to violate the covenant contained in Section 7.10 of the Credit Agreement. Attached hereto as Schedule 1 is evidence of compliance with clauses (ii) – (iv) hereof.]

Please transfer loan proceeds to our operating account in accordance with the following wire instructions:

Account Name:

Account Number:

Bank:

ABA No.:

Attn:

2

In connection with the foregoing Borrowing Notice, the undersigned hereby certifies to the Agent and each Lender as follows:

(a)        [Each of the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents shall be true and correct on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b)        No Default or Event of Default has occurred and is continuing or will exist after giving effect to the Borrowing requested hereby.

(c)        After giving effect to the transactions contemplated by this Borrowing Notice on the date hereof, each of the conditions specified in Section 4.02 of the Credit Agreement has been fulfilled.][Insert if new Loan is being requested]

(d)        The undersigned is an Authorized Signatory of the Borrower.

DATE: _____________, 202__

REAVES UTILITY INCOME FUND

By:
Name:
Title:

1

EXHIBIT B-2

FORM OF PREPAYMENT NOTICE

TO:	State Street Bank and Trust Company 1 Lincoln Street, M/S SFC 0203)

Boston, Massachusetts 02111

Attention: Loan Servicing Unit

Tel: 617-662-8577 or 617-662-8588

Fax: 617-988-6677

Email: ais-loanops-csu@statestreet.com

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 27, 2022 (as amended and in effect from time to time, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), the lending institutions party thereto (the “Lenders”) and State Street Bank and Trust Company in its capacity as agent for the Lenders (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to, and in accordance with Section 2.03 of the Credit Agreement, the Borrower is electing to prepay [$][_]_______________ principal amount of Loans (the “Prepaid Amount”) on [insert date]. The Loans to be prepaid are [Overnight Rate Loans][Term SOFR Loans with an Interest Period ending on ______________]. The accrued and unpaid interest on the Prepaid Amount is [$][_]____________.

The Borrower acknowledges that the Borrower is obligated to make the prepayment in the amount and at the time specified herein and such amounts shall be due and payable at such time,

Please transfer loan proceeds to our operating account in accordance with the following wire instructions:

[INSERT WIRING INSTRUCTIONS]

DATE: ___________, 202__

REAVES UTILITY INCOME FUND

By:
Name:
Title:

1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Date ________________

State Street Bank and Trust Company

One Lincoln Center

Boston, Massachusetts 02111

Attention: Brian Kociuba, Vice President

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 27, 2022 (as amended and in effect from time to time, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Lenders (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as Agent) and State Street Bank and Trust Company in its capacity as agent for the Banks (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Compliance Certificate is delivered to you [as part of a Notice of Borrowing] [pursuant to Section 6.01(c) of the Credit Agreement]. The undersigned, an Authorized Signatory of the Borrower, hereby certifies to you, in [his][her] capacity as an Authorized Signatory of the Borrower, and not in any individual capacity, that Annex 1 is a true and accurate calculation of the Margin Loan Collateral Value as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement.

Authorized Signatory

2

Annex 1

to Compliance Certificate

As of: _________________

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 27, 2022 (as from time to time amended and in effect, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), the lending institutions party hereto from time to time and identified therein as “Lenders” (the “Lenders”), and STATE STREET BANK AND TRUST COMPANY, as agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ___________________________

Name: ___________________________

Title: ________________________

Date: ______________, 20[  ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 27, 2022 (as from time to time amended and in effect, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), the lending institutions party hereto from time to time and identified therein as “Lenders” (the “Lenders”), and STATE STREET BANK AND TRUST COMPANY, as agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ___________________________

Name: ___________________________

Title: ________________________

Date: ______________, 20[  ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 27, 2022 (as from time to time amended and in effect, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), the lending institutions party hereto from time to time and identified therein as “Lenders” (the “Lenders”), and STATE STREET BANK AND TRUST COMPANY, as agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ___________________________

Name: ___________________________

Title: ________________________

Date: ______________, 20[  ]

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 27, 2022 (as from time to time amended and in effect, the “Credit Agreement”), by and among REAVES UTILITY INCOME FUND, a Delaware statutory trust (the “Borrower”), the lending institutions party hereto from time to time and identified therein as “Lenders” (the “Lenders”), and STATE STREET BANK AND TRUST COMPANY, as agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ___________________________

Name: ___________________________

Title: ________________________

Date: ______________, 20[  ]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignee[s]: _____________________________________

_____________________________________

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: Reaves Utility Income Fund

4.	Agent: State Street Bank and Trust Company, as the Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of April 27, 2022 among Reaves Utility Income Fund, the Lenders parties thereto and State Street Bank and Trust Company, as Agent

6.	Assigned Interest[s]:

Aggregate
			Amount of		Percentage
			Commitment/Loans	Amount of	Assigned of
		Facility	for all	Commitment/Loans	Commitment/
Assignor[s][5]	Assignee[s][6]	Assigned[7]	Lenders[8]	Assigned[8]	Loans
			$	$	%
			$	$	%
			$	$	%

[7.           Trade Date:_____________________ ]9

[Page break]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

8Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _______________, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

STATE STREET BANK AND TRUST COMPANY, as Agent

By:

Title:
[Consented to:]

REAVES UTILITY INCOME FUND

By:
Title:

1.   ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.